Exhibit 10.1

100 CALIFORNIA STREET

OFFICE LEASE

BETWEEN

WB 100 CALIFORNIA, LLC

(“LANDLORD”)

AND

EMBARCADERO TECHNOLOGIES, INC.

(“TENANT”)

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LIST OF EXHIBITS

EXHIBIT A-1	12th Floor Premises

EXHIBIT A-2	13th Floor Premises

EXHIBIT B	The Project

EXHIBIT C	Standards for Utilities and Services

EXHIBIT D	Rules and Regulations

EXHIBIT E	Asbestos Notification

EXHIBIT F	Commencement Date Memorandum

EXHIBIT G	Landlord’s Work Letter

Schedule 1 to Exhibit G	Landlord’s Improvements

EXHIBIT H	Letter of Credit Requirements

EXHIBIT I	Form of SNDA

The exhibits attached hereto are incorporated into and made a part of this Lease.

OFFICE LEASE

(100 California Street - Embarcadero Technologies, Inc.)

THIS LEASE (“Lease”) is made as of April 19, 2004, by and between WB 100 CALIFORNIA, LLC, a Delaware limited liability company (“Landlord”), and EMBARCADERO TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the entire twelfth floor (the “12th Floor Premises”) and a portion of the thirteenth floor (the “13th Floor Premises”) (collectively, the “Premises”), in each case as outlined on the floor plan attached hereto and marked as EXHIBITS A-1 and A-2, of that certain office building located at 100 California Street, San Francisco, California 94111 (hereinafter referred to as the “Building” or the “Project”) more particularly described in EXHIBIT B attached hereto. The 12th Floor Premises consist of approximately 19,193 rentable square feet, and the 13th Floor Premises consist of approximately 5,063 rentable square feet (the total Premises consist of approximately 24,256 rentable square feet). The Project contains approximately 273,084 rentable square feet of space. The square feet of the Premises and the Project have been measured in accordance with BOMA standards (it being understood and agreed that (y) the parties have each heretofore independently verified the accuracy of such square footage measurements and (z) such square footage measurements shall be binding for the purposes of this Lease).

Landlord and Tenant agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth. Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions for which Tenant is liable and that this Lease is made upon the condition of such performance.

ARTICLE 1

TERM

1.1 Commencement Date. The term (the “Term”) of this Lease shall be for sixty (60) months, unless sooner terminated as hereinafter provided, commencing on the date which is the later of:

(a) June 1, 2004; or

(b) the date on which the Landlord’s Improvements (as defined in the Landlord Work Letter attached hereto as EXHIBIT G) are Substantially Complete (as defined hereinafter); provided, however, that if the date on which the Premises are Substantially Complete is delayed as a result of Delays Caused by Tenant (as defined in the Landlord’s Work Letter attached hereto as EXHIBIT G), then any Delays Caused by Tenant shall be deducted from the date on which the Landlord’s Improvements are Substantially Complete for purposes of calculating the Commencement Date.

The Premises shall be deemed to be “Substantially Complete” (subject to completion of the punch-list items with respect to the Landlord’s Improvements which do not substantially and materially interfere with Tenant’s use and occupancy of the Premises as a whole) on the date on which: (1) Landlord files or causes to be filed with the City and County of San Francisco (the “City”), if required, and delivers to Tenant an architect’s notice of substantial completion with respect to the Landlord’s Improvements, or similar written notice that the Premises are substantially complete with respect to the Landlord’s Improvements (if not required, this requirement shall be waived), and (2) the City issues a temporary certificate of occupancy for the Premises or if the City does not issue such temporary certificate of occupancy in the ordinary course of business, then a reasonably substantial equivalent thereof”. Provided there is no material interference with the Landlord’s construction of the Landlord’s Improvements, Tenant shall be permitted access to the Premises, including reasonable use of the Building’s elevators, loading docks, water, electricity, HVAC, bathrooms, and related facilities, during reasonable business hours, in order to ‘inspect the progress of the Landlord’s Improvements and in order to move its personal property and trade fixtures into the Premises, except that Tenant shall not be obligated to pay Rent or other charges under this Lease for the period of Tenant’s early occupancy of the Premises. Immediately after the date on which the date the Landlord’s Improvements are Substantially Complete, Tenant shall cause an authorized representative of Tenant to inspect the Premises with an authorized representative of Landlord to prepare a punch list of unfinished items with respect to the Landlord’s Improvements. The authorized representatives for Landlord and for Tenant shall execute said punch list to indicate their approval thereof, subject to such adjustments thereto that the parties may have. Landlord shall cause the items listed on such mutually approved punch list to be completed as soon as reasonably practicable thereafter. The parties shall pay for the Landlord’s Improvements as provided in EXHIBIT G attached hereto.

1.1.1 The date that the Lease commences in accordance with this Article 1 shall be referred to herein as the “Commencement Date”.

1.1.2 On and after the Commencement Date, the Lease shall continue in full force and effect for the period of time specified as the Term or until this Lease is terminated as otherwise provided herein. Landlord may deliver to Tenant a “Commencement Date Memorandum” in the form attached hereto as EXHIBIT F acknowledging, among other things, the (a) Commencement Date, (b) scheduled expiration date of this Lease and (c) Tenant’s acceptance of the Premises, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof (it being understood and agreed that the parties shall each use their good-faith efforts to mutually agree to all matters contained in the Commencement Date Memorandum within such five (5) day period). Failure of Tenant to timely execute and deliver the Commencement Date Memorandum shall constitute an acknowledgement by Tenant that the statements included in such notice are true and correct, without exception.

1.1.3 Reference in this Lease to a “Lease Year” shall mean each consecutive twelve (12) month period during the Term, with the first Lease Year commencing on the Commencement Date; however, (a) if the Commencement Date falls on a day other than the first day of a calendar month, the first Lease Year shall end on the last day of the eleventh (11th) month after the Commencement Date and the second (2nd) and each succeeding Lease Year shall commence on the first day of the next calendar month, and (b) the last Lease Year shall end on the Expiration Date (defined below).

1.2 Expiration Date. The “Expiration Date” shall mean the date immediately preceding the fifth (5th) anniversary of the Commencement Date; provided, however, that if the Commencement Date is a date other than the first day of a month, the Expiration Date shall be the last day of the month which is sixty (60) months after the month in which the Commencement Date falls, unless extended or earlier terminated pursuant to this Lease.

ARTICLE 2

POSSESSION

2.1 Lease in Full Force and Effect. Tenant agrees that, if Landlord is unable to deliver possession of the Premises to Tenant on the scheduled Commencement Date, this Lease shall not be void or voidable, but in such event the Term of this Lease shall not commence until the Commencement Date as determined under in Section 1.1 above. If the Commencement Date occurs after July 1, 2004, the Base Rent shall be fully abated for each calendar day occurring thereafter (beginning on July 2, 2004) through and until the occurrence of the Commencement Date; provided, however, that if the Commencement Date is delayed as a result of Delays Caused by Tenant, then for purposes hereof, one day shall be added to such abatement commencement date for each day that the Premises are/were not Substantially Complete due to any such Delays Caused by Tenant. In the event the Commencement Date does not occur on or before September 1, 2004, then, at any time during thirty (30) day period following such date, Tenant may terminate this Lease upon ten (10) days written notice delivered to Landlord; provided, however, that if the Commencement Date is delayed as a result of Delays Caused by Tenant, then for purposes hereof, one day shall be added to such outside terminate date for each day that the Premises are/were not Substantially Complete due to any such Delays Caused by Tenant.

2.2 Acceptance by Tenant. Tenant has determined that the Premises are acceptable for Tenant’s use and Tenant acknowledges that neither Landlord nor any broker or agent has made any representations or warranties whatsoever in connection with the physical condition of the Premises or their fitness for Tenant’s use upon which Tenant has relied directly or indirectly for any purpose. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises or the Building.

ARTICLE 3

RENT

3.1 Rent. Tenant shall pay to Landlord, in lawful money of the United States of America, at the address of Landlord designated on the signature page of this Lease or to such other person or at such other place as Landlord may from time to time designate in writing, the monthly base rent (the “Base Rent”) in advance, without notice, demand, offset or deduction, on the first day of each calendar month. Tenant shall pay the first month’s Base Rent on the date

Tenant executes this Lease, and shall continue to pay the Base Rent on the first day of each month thereafter (subject to adjustment as hereinafter provided) as follows:

Months of Term	Base Rent/Per Square Foot	Base Rent/Per Month
01-06	$0.00
07-12	$24.00
13-24	$24.75
25-36	$26.00
37-48	$28.00
49-60	$30.00

If the Term commences or ends on a date other than the first or last day of a month, Base Rent shall be prorated on the basis of a thirty (30) day month. Tenant shall pay Landlord the Rent (as hereinafter defined) due under this Lease without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable.

3.2 Additional Rent. In addition to the Base Rent, Tenant agrees to pay as additional rental (the “Additional Rent” and together with the Base Rent, the “Rent”) the amount of rental adjustments and all other charges required by this Lease. All sums other than the Base Rent that Tenant is obligated to pay under this Lease will be Additional Rent, whether or not such sums are designated as Additional Rent. Landlord shall be entitled to exercise the same rights and remedies upon default in the payment of Additional Rent as Landlord is entitled to exercise with respect to defaults in the payment of monthly Base Rent.

3.3 Late Charge and Interest. Tenant acknowledges and agrees that the late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs, processing and accounting expenses, and increased debt service (the “Delinquency Costs”). If Landlord has not received any installment of Rent when due, or, if a grace period is applicable, within the applicable grace period, Tenant shall pay a late charge (the “Late Charge”) equal to five percent (5%) of the delinquent amount. Tenant agrees that the Late Charge represents a reasonable estimate of the Delinquency Costs that will be incurred by Landlord. In addition, Tenant shall pay interest on all delinquent amounts from the date the amount was due, or if a grace period is applicable from the last date of the grace period, until the date the amount is paid in full at a rate per annum (the “Applicable Interest Rate”) equal to the lesser of (a) the maximum interest rate permitted by law or (b) five percent (5%) above the reference rate (the “Reference Rate”) publicly announced by Bank of America, N.A. (or if Bank of America, N.A. ceases to exist, the largest bank then headquartered in the State of California) (the “Bank”). If the Bank discontinues use of the Reference Rate, then the term “Reference Rate” will mean the announced rate charged by the Bank, from time to time instead of the Reference Rate. Landlord and Tenant agree that it is difficult to ascertain the damage that Landlord will suffer as a result of the late payment of any Rent and that the Late Charge and interest are the best estimates of the damage that Landlord will suffer in the event of late payment.

3.4 Storage Space. During the Term of this Lease, Landlord shall make available up to 1,000 square feet of storage space, in the aggregate, situated in one or more locations in the basement of the Building, for Tenant’s sole use; provided, however, that in order to exercise such right, Tenant must elect to lease such space on a month to month basis, subject to each party’s right to terminate the storage agreement upon 30-day’s notice to the other party, and pursuant to an irrevocable written notice to be delivered by Tenant to Landlord within sixty (60) days after the Commencement Date, and by executing Landlord’s form of storage lease for such space. Tenant shall pay to Landlord rent of $16.00 per square foot per month for use of such storage space.

ARTICLE 4

RENTAL ADJUSTMENT

4.1 Rental Adjustment.

(a) For the purpose of this Lease, the following terms are defined as follows:

(i) Tenant’s Percentage. That portion of the Project occupied by Tenant divided by the total rentable square footage of the Project, which result is the following: 8.88% (“ Tenant’s Percentage”).

(ii) Direct Expenses Base. The amount of annual Direct Expenses that Landlord has included in the Base Rent is equal to Tenant’s Percentage of the actual Direct Expenses to be incurred by Landlord in calendar year 2004 (“Direct Expenses Base”).

(iii) Direct Expenses. The term “Direct Expenses” shall include “Taxes” (as hereinafter defined) and “Operating Expenses” (as hereinafter defined).

(A) “Taxes” means the sum of any and all real and personal property taxes and assessments, possessory-interest taxes, service payments in lieu of such taxes or fees, excises, transit and traffic charges, housing fund assessments, open space charges, childcare fees, school and sewer fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees “in-lieu” of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the Project (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any Rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income (other than local, state and federal partnership or corporate income taxes measured by the net income of Landlord from all sources and other than estate or inheritance taxes), or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with any and all costs and expenses (including, without limitation, attorneys, administrative and expert witness fees and costs) of challenging any of the foregoing or seeking, the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. Taxes shall include, without limitation, any increase in the foregoing based upon construction of improvements or change in ownership of any or all of the Project, related improvements or personal property. All references to Taxes during a particular year shall be deemed to refer to taxes accrued during such year, including supplemental tax bills regardless of when they are actually assessed and without regard to when such taxes are payable. The obligation of Tenant to pay for supplemental taxes shall survive the expiration or earlier termination of this Lease. In no event shall Tenant or any Tenant Party (as hereinafter defined) be entitled to file any property tax assessment appeal. Tenant’s obligations for Taxes for the last full and/or partial year(s) of the Term shall survive the expiration or early termination of the Lease.

(B) “Operating Expenses” means the total costs and expenses incurred by Landlord in the operation, maintenance, repair and management of the Project and the Common Area (as hereinafter defined) (which shall be based upon accounting principles required by GAAP, consistently applied and implemented by Landlord with respect to all tenants at the Building), including, but not limited to, (a) repairs to and maintenance of the roof (and roof membrane), skylights and exterior walls of the Building; (b) cleaning, maintenance, repair, replacement, utility costs and landscaping of the entrances, lobbies and other public areas of the Building, outside plaza areas, walkways, landscaped areas, driveways necessary for access to the Premises and other common facilities designated by Landlord from time to time for the common use of all tenants of the Project (the “Common Area”), common driveways, outdoor lighting, walkways, landscaping, and other costs which are allocable to the Project or the real property of which the Premises are a part including any costs under the terms of any recorded covenants affecting the real property or the Project; (c) the costs and premiums relating to the insurance maintained by Landlord with respect to the Project, including, without limitation, Landlord’s cost of any self insurance deductible or retention; (d) service and maintenance contracts for, and the repair and replacement of, the heating, ventilation and air-conditioning (HVAC) systems and elevators, if any, sanitary and storm drainage systems, and maintenance, repair, replacement, monitoring and operation of the fire/life safety system, (e) service and maintenance contracts for security, cleaning, janitorial and landscaping services; (f) trash collection (g) all wage and labor costs, including fringe benefits, applicable to persons engaged in the operation, maintenance and repair of the Project as Landlord’s agents or as independent contractors; (h) capital improvements made to or capital assets acquired for the Project after the Commencement Date that (1) are intended to reduce Operating Expenses or (2) are reasonably necessary for the health and safety of the occupants of the Project (except those that are required under any and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the “ADA”) as the same may be amended from time to time, all Environmental Laws (as hereinafter defined), and any covenants, conditions and restrictions (“CC&Rs”), or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, “Applicable Laws”), which capital costs, shall be excluded from “Operating Expenses” and shall be Landlord’s sole cost and expense), which capital costs, or an allocable portion thereof, shall be amortized over the period determined by Landlord, together with interest on the unamortized balance at the Applicable Interest Rate (as hereinafter defined); (i) any equipment rental agreements; (j) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactment’s which may affect Operating Expenses; (k) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building; and (l) any other costs incurred by Landlord related to the Project as a whole. Operating Expenses shall also include all costs and fees incurred by Landlord in connection with the management of this Lease and the Premises including the cost of those services which are customarily performed by a property management services company, whether performed internally or through an outside management company. Operating Expenses shall also include an administrative fee to Landlord for accounting and project management services relating to the Project including the cost of those services which are customarily performed by a property management services company, whether performed internally or through an outside management company. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonable have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. In the event, during any calendar year, including the year of the Direct Expenses Base, the Building is less than one hundred percent (100%) occupied at all times, Operating Expenses shall be adjusted to reflect the Operating Expenses of the Building as though ninety-five percent (95%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Expenses as so adjusted.

(C) Notwithstanding anything contained herein to the contrary, Direct Expenses shall not include: the cost of capital expenditures; depreciation; interest; principal payments of mortgage and other debts of Landlord not incurred in connection with operating the Building; costs in connection with leasing space in the Building, including brokerage commissions and construction allowances; costs incurred in connection with the sale, financing or refinancing of the Building; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; the expense of services provided to other tenants in the Building for which Tenant is separately charged; attorneys’ fees and court costs relating to enforcing leases; costs of any item to the extent Landlord has received reimbursement from insurance or from any third party, other than reimbursement by tenants pursuant to the Direct Expenses pass through provisions of their leases; any costs or charges for services or supplies that were not actually provided or furnished by Landlord to Tenant or to the Building; the wages and benefits of any employee who does not devote substantially all of his or her employed time to the operation and management of the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-à-vis time spent on matters unrelated to operating and managing the Building; compensation (including benefits) of any employee of Landlord above the grade of Building manager, general manager or Building engineer; rentals for leasing heating, ventilation and air conditioning systems, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Building and/or to an ameliorate an emergency condition in the Building) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Expenses pursuant to this Lease; amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceed typical costs incurred by owners of first class office buildings in San Francisco for such goods and/or services; any costs for which Landlord has been reimbursed or receives a credit, refund; costs of cleanup, removal and/or remediation of any Hazardous Materials (as defined below) in, on or under the Building required to comply with Environmental Laws (also defined below) which are incurred as a result of (A) the introduction by Landlord of any such Hazardous Materials in, on or under the Building in violation of Environmental Laws, or (B) as a result of the presence of Hazardous Materials in, on, or under the Premises as of the Commencement Date, to the extent such Hazardous Materials are in violation of Environmental Laws.

(D) Tenant hereby waives any right of notice and protest in connection with the formation and continued existence of assessment districts. Tenant shall execute all documents, including, but not limited to, petitions and formal waivers of notice and protest of formation, evidencing such consent and waiver upon request of Landlord or the City.

(b) Payment of Direct Expenses.

(i) If Tenant’s Percentage of the Direct Expenses paid or incurred by Landlord for any calendar year exceeds the Direct Expenses Base included in Tenant’s Rent, then Tenant shall pay such excess as Additional Rent.

(ii) In addition, for each year after the first calendar year, or portion thereof, Tenant shall pay Tenant’s Percentage of Landlord’s estimate of the amount by which Direct Expenses for that year shall exceed the Direct Expenses Base (the “Landlord’s Estimate”). This estimated amount shall be divided into twelve equal monthly installments. Tenant shall pay to Landlord without offset or deduction, concurrently with the regular monthly Base Rent payment next due following the receipt of such statement, an amount equal to one monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular monthly Base Rent payments for the balance of that calendar year and shall continue until the next calendar year’s statement is rendered.

(iii) As soon as reasonably practicable after the end of each calendar year, Landlord shall provide Tenant with a statement showing the amount of Tenant’s Percentage of Direct Expenses, the amount of Landlord’s Estimate actually paid by Tenant and the amount of the Direct Expenses Base. Thereafter, Landlord shall reconcile the above amounts and shall either bill Tenant for the balance due (payable within 30 days after written notice by Landlord)

or credit any overpayment by Tenant towards the next monthly installment of Landlord’s Estimate falling due, as the case may be. For purposes of making these calculations, in no event shall Tenant’s Percentage of the Direct Expenses be deemed to be less than the Direct Expenses Base.

(c) Tenant’s obligation to pay Tenant’s Percentage of Direct Expenses shall survive the expiration or termination of this Lease. Tenant’s Percentage of Direct Expenses shall be paid by Tenant when due even though the Term has expired and/or Tenant has vacated the Premises, when the final determination is made of Tenant’s Percentage of Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall be rebated by Landlord to Tenant, all prorated for the partial Lease Year in which and to the date Tenant surrenders the Premises to Landlord.

4.2 Audit. Tenant shall have the right to review data supporting all or any portion of any statement of Tenant’s Percentage Share of Direct Expenses and/or to have such data audited by an independent certified public accountant, but such audit may occur only twice during the initial Term (provided, however, Tenant may only audit or review such documentation relating to Building operations as are reasonably required to determine the accuracy of such statement under generally accepted accounting standards). If any such audit discloses that such statement has overstated the Direct Expenses by more than five percent (5%) in the aggregate, Landlord shall reimburse Tenant for the reasonable cost of such audit. Furthermore, if Landlord becomes aware of any inaccuracy in any such statement, whether due to the audit or review activities of Tenant or otherwise, Landlord shall promptly notify Tenant thereof and refund to Tenant any overpayment of the Direct Expenses for the year to which such statement pertains. Any errors disclosed by the review or audit shall be promptly corrected by Landlord.

ARTICLE 5

SECURITY DEPOSIT

Upon execution of this Lease, Tenant shall deposit with Landlord the sum of $121,280.00 (which deposit is equal to the amount of Base Rent due for the last two months of the Term) (the “Security Deposit”). In lieu of the deposit of the Security Deposit with Landlord, Tenant may, at its option, have issued to Landlord an evergreen, irrevocable, transferable letter of credit issued by a bank approved by Landlord in Landlord’s sole discretion, in the amount of the Security Deposit, and on the further requirements, terms and conditions set forth in EXHIBIT H hereto. The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of Tenant’s obligations hereunder. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand, deposit cash with Landlord (or amend or replace the Letter of Credit in accordance with EXHIBIT H, as applicable) in an amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. If the Security Deposit is in the form of cash, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest thereon. If Tenant shall fully and faithfully perform all of its obligations under this Lease, and if Tenant is not in default under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interests hereunder) after the expiration of the Term and after Landlord after such time as any amount due from Tenant in accordance with Article 4 hereof has been determined and paid in full. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, nor or hereafter in effect, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 5 above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant. EXHIBIT H is hereby incorporated by reference into this Article 5 as if fully restated herein

ARTICLE 6

USE

Tenant shall use the Premises for general office purposes consistent with the character of the Building as a first-class office building and shall not use or permit the Premises to be used for any other purpose without Landlord’s prior written consent. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Project. Nothing contained herein shall be deemed to give Tenant any right to use any portion of the Building or the Project for parking for Tenant or Tenant’s employees, visitors or invitees. Tenant shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Building or Project, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and/or Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Insurance Service Offices, formerly known as the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant’s use of the Premises shall be subject to and Tenant shall comply with the CC&Rs, as the same may be amended from time to time, and all Applicable Laws. Tenant acknowledges that there have been and may be from time to time recorded easements and/or declarations granting or declaring easements for parking, utilities, fire or emergency access, and other matters. Tenant’s use of the Premises shall be subject to and Tenant shall comply with any and all such easements and declarations provided such declarations do not unreasonably, materially interfere with Tenant’s use and enjoyment of the Premises as a whole. Tenant acknowledges that governmental entities with jurisdiction over the Premises may, from time to time promulgate laws, rules, plans and regulations affecting the use of the Premises, including, but not limited to, traffic management plans and energy conservation plans. Tenant’s use of the Premises shall be subject to and Tenant shall comply with any and all such laws, rules, plans, and regulations. Tenant, at its sole cost, shall comply with any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant, the Premises, the Building, the Common Area or the Project (“Environmental Laws”). Tenant shall not cause or permit any “Hazardous Materials” (as hereinafter defined) to be brought, kept or used in or about the Premises, the Building, the Common Area or the Project by Tenant, its agents, employees, contractors or invitees. As used herein, “Hazardous Materials” means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof, whether solid, semi solid, liquid or gaseous, which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, tobacco smoke, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs), refrigerants (including those substances defined in the Environmental Protection Agency’s “Refrigerant Recycling Rule,” as amended from time to time) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. Notwithstanding anything contained herein to the contrary, Tenant may from time to time handle Hazardous Materials so long as in strict compliance with Environmental Laws.

ARTICLE 7

NOTICES

All notices, offers, requests, and other communications from any other parties hereto to the others shall be in writing and shall be considered to have been duly given or served if: (i) delivered personally to a partner, principal or senior officer (i.e., vice president or higher ranking office) of the party served; (ii) sent by first class certified or registered mail, return receipt requested, postage prepaid; (iii) transmitted by facsimile, copy followed by mail as required below; or (iv) deposited cost paid with a nationally recognized, reputable overnight courier, properly addressed to either party as set forth on the signature hereof (or to such other address as such party may hereafter designate by written notice to the other party)’. Notices, offers, requests and other communications shall be deemed effective upon delivery, if personally delivered, one (1) business day after being deposited with a nationally recognized overnight air courier, two (2) business days after mailing by certified or registered mail, or on the day of facsimile transmission if the sending party receives transmittal confirmation from the sending facsimile machine and deposits a copy of the notice or other communication with a nationally recognized overnight air courier or in first class, certified or registered mail, return receipt requested, postage prepaid, in any such case, on the date of the transmission addressed to the addressee as set forth above, all without regard to the actual receipt by addressee.

ARTICLE 8

BROKERS

Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except CAC Group, Inc. (who represents both Landlord and Tenant in connection with same), whose commission shall be payable by Landlord pursuant to a separate agreement between Landlord and CAC Group, Inc. Tenant warrants that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with the Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys’ fees and costs.

ARTICLE 9

HOLDING OVER; SURRENDER

9.1 Holding Over. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall, at Landlord’s option, constitute a month-to-month tenancy, at a rent equal to (y) for the period from the Expiration Date through the second month thereafter, one hundred fifty percent (150%) of the greater of (a) the then fair market value of the base rent for the Premises as determined by Landlord and (b) the Base Rent in effect immediately prior to such holding over, and (z) thereafter, two hundred percent (200%) of the greater of (a) the then fair market value of the base rent for the Premises as determined by Landlord and (b) the Base Rent in effect immediately prior to such holding over. Tenant’s holdover tenancy shall otherwise be on all the other terms and conditions of this Lease. The provisions of this Section 9.1 shall not be construed as Landlord’s permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting from or arising out of Tenant’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys’ fees and brokerage commissions.

9.2 Surrender. Upon the termination of this Lease or Tenant’s right to possession of the Premises, Tenant will surrender the Premises broom clean, together with all keys, in good condition and repair, reasonable wear and tear and acts of God excepted. Tenant shall patch and fill all holes within the Premises. Tenant shall also remove all alterations or improvements made by it’, or made by Landlord (other than the Landlord’s Improvements) at Tenant’s request or direction, to the Premises (which removal shall include restoration if and to the extent necessary to return the Premises to its condition at the Commencement Date, reasonable wear and tear excluded), unless requested not to do so (in writing) by Landlord. In no event may Tenant remove from the Premises any mechanical or electrical systems or any wiring or any other aspect of any systems within the Premises. Conditions existing because of Tenant’s failure to perform maintenance, repairs or replacements shall not be deemed “reasonable wear and tear.” Notwithstanding the foregoing, Tenant shall not be required to remove any of the Landlord’s Improvements.

ARTICLE 10

TAXES ON TENANT’S PROPERTY

(a) Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property of if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

(b) Landlord represents and warrants that the Landlord’s Improvements conform with Landlord’s Project Standard. If the subsequent Improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Improvements conforming to Landlord’s “Project Standard,” in other space in the Project are assessed, then the real property taxes and assessment levied against the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 10(a), above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Improvements are assessed at a higher valuation than Landlord’s Project Standard, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

ARTICLE 11

CONDITION OF PREMISES

Subject to Landlord’s completion of the Landlord’s Improvements in accordance with the Landlord’s Work Letter annexed hereto as EXHIBIT G, Tenant hereby agrees that the Premises shall be taken “as is”, “with all faults” and “without any representations or warranties”, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises, the Building or the Project or the suitability of same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor employee of Landlord has made any representations or warranty with respect to the Premises, the Building, the Common Areas or the Project or with respect to the suitability of either for the conduct of Tenant’s business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises, the Building, the Common Areas and the Project in its decision to enter into this Lease and let the Premises in the above-described condition. The Premises shall be initially improved as provided in, and subject to, the Landlord’s Work Letter attached hereto as EXHIBIT G and made a part hereof. The existing leasehold improvements in the Premises as of the date of this Lease, together with the Landlord’s Improvements (as defined in the Landlord’s Work Letter) may be collectively referred to herein as the “Improvements.” Subject to the completion of punch-list items with regard to the initial Landlord’s Improvements to be constructed by Landlord, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises, the Building, the Common Areas and the Project were at such time in satisfactory condition. Tenant hereby waives subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

ARTICLE 12

ALTERATIONS

(a) Except for the initial Landlord’s Improvements to be made to the Premises by Landlord, ‘Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, and then only by contractors or mechanics approved by Landlord. Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with Landlord’s free access to mechanical installations or service facilities of the Building or Project or interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate in its reasonable discretion. With regard to alterations, additions and improvements or any other work arising from or related to this Article 12, Landlord shall be entitled to receive an administrative/coordination fee (which fee shall vary depending on whether or not Tenant orders the work directly from Landlord and which fee shall not exceed three percent (3%) of the budgeted construction costs of such alterations) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental agencies, offices, and boards having jurisdiction, and in full compliance with the rules, regulations and requirements of the Insurance Service Offices formerly known as the Pacific Fire Rating Bureau, and of any similar body. Before commencing any work, Tenant shall give Landlord at least ten days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises or against the Building or Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within ten days after the filing thereof, at the cost and expense of Tenant. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s prior written consent for cosmetic, non-structural, non-material alterations or improvements to the Premises (such as painting and carpeting), provided that (i) such alterations do not include or affect any mechanical, electrical, or plumbing work or life safety or other Building systems or the structural integrity of the Building, (ii) the cost of any such alterations does not exceed $20,000 in the aggregate (per annum), and (iii) such alterations shall otherwise be performed by Tenant in accordance with the terms and provisions of this Lease including, without limitation, this Article 12 (any alterations or improvements meeting the foregoing criteria shall be referred to herein as “Non-Material Alterations”).

(b) All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys’ fees and storage charges on such effects for any length of time that the same shall be in Landlord’s possession. Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

ARTICLE 13

REPAIRS

13.1 Tenant. By entry hereunder and subject to completion of the construction of the initial Landlord’s Improvements, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant, at Tenant’s sole cost and expense, shall keep, maintain and preserve the Premises in first class condition and repair, and shall, when and if needed, at Tenant’s sole cost and expense, make all repairs to the Premises and every part thereof, including, without limitation, Tenant’s trade fixtures, installations, equipment and other personal property items within the Premises; provided, however, that Tenant shall not be obligated to make any structural changes to the Premises unless caused by Tenant or Tenant’s alterations, and in no event shall Tenant by obligated to remove ACM as disclosed by Landlord. All such repairs, maintenance and replacements by Tenant shall be performed in a good and workmanlike manner. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same condition as when received, usual and ordinary wear and tear and acts of God excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Tenant acknowledges, agrees and affirms that Landlord has made no representations to Tenant respecting the condition of the Premises or the Project. Without limiting the foregoing, Tenant shall, at Tenant’s sole expense, be responsible for repairing any area damaged by Tenant, Tenant’s agents, employees, invitees and visitors. All repairs and replacements by Tenant shall be made and performed: (a) at Tenant’s cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics reasonably approved by Landlord, (c) so that same shall be at least equal in quality, value and utility to the original work or installation, (d) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Building or any of the mechanical, electrical, plumbing or other systems in the Building or the Project, and (e) in accordance with the Rules and Regulations attached hereto as EXHIBIT D and all Applicable Laws. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain and/or repair the Premises in accordance with the obligations under the Lease, Landlord shall have the right, but not the obligation, to enter the Premises and perform such maintenance and/or repairs at Tenant’s sole cost and expense (including a sum for overhead to Landlord equal to five (5%) of the cost of the maintenance, repairs or refurbishing). Tenant shall maintain written records of maintenance and repairs, as required by any Applicable Law, and shall use certified technicians to perform such maintenance and repairs, as so required. Tenant shall promptly deliver to Landlord full and complete copies of all service or maintenance contracts entered into by Tenant for the Premises. Tenant shall bear the cost of replacement of lamps, starters and ballasts for the lighting fixtures within the Premises.

13.2 Landlord. Anything contained in Section 13.1 above to the contrary notwithstanding, as items of Operating Expenses, Landlord shall repair and maintain the structural portions of the Building, including the foundations and roof structure. Landlord shall repair and maintain the basic plumbing, elevators, life safety systems and other building systems, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, and perform roof repair and maintenance to the Premises. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Landlord shall not be required to make any repair resulting from (i) any alteration or modification to the Building or to mechanical equipment within the Building performed by, or on behalf of, Tenant or to special equipment or systems installed by, or on behalf of, Tenant, (ii) the installation, use or operation of Tenant’s property, fixtures and equipment, (iii) the moving of Tenant’s property in or out of the Building or in and about the Premises, (iv) Tenant’s use or occupancy of the Premises in violation of Article 6 of this Lease or in a manner not contemplated by the parties at the time of the execution of this Lease, (v) the acts or omissions of Tenant or any employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants of Tenant (individually, a “Tenant Party” and collectively, “Tenant’s Parties”), (vi) fire and other casualty, except as provided by Article 21 of this Lease or (vii) condemnation, except as provided in Article 22 of this Lease. Landlord shall have no obligation to make repairs under this Section 13.2 until a reasonable time after (a) Landlord first becomes aware of the need for such repairs, or (b) receipt of written notice from Tenant of the need for such repairs, whichever is earlier. There shall be no abatement of Rent during the performance of such work. Except for the initial Landlord’s Improvements, if any, provided for in the Landlord’s Work Letter, Landlord shall have no obligation during the Term of this Lease to remodel, repair, improve, decorate or paint any part of the Premises or to clean, repair or replace carpeting or window coverings. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant’s use of the Premises during any repairs by Landlord. Tenant waives any right to repair the Premises, the Building and/or the Common Area at the expense of Landlord under any Applicable Laws including without limitation Sections 1941 and 1942 of the California Civil Code.

Notwithstanding the foregoing, in the event that Tenant is prevented from using, and does not use, all or any material portion of the Premises, solely due to (y) the interruption of essential utility services (which for the purposes hereof, shall mean only the following utility services: electricity service, HVAC service, elevator service and water service to restrooms) or (z) the denial of access to the Premises, and such interruption of essential utility services and/or denial of access to the Premises is caused solely by Landlord (as opposed to the action or inaction of any third party) (an “Abatement Event”), then Tenant shall give Landlord written notice of such Abatement Event, and if such Abatement Event continues for fifteen (15) consecutive business days after Landlord’s receipt of any such notice (and Landlord shall have received notice of each such occurrence from Tenant) (the “Eligibility Period”), then the Base Rent and Tenant’s Percentage Share of the Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time, and to the extent, that Tenant continues to be so prevented from (y) using all or any material portion of the Premises and (z) conducting its business activities, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the portion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant’s Percentage Share of the Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event; provided, however, that if Landlord, has not cured such Abatement Event within one hundred twenty days (120) after receipt of notice from Tenant (described above), Tenant shall have the right to terminate this Lease during the first ten (10) business days immediately following the end of such one hundred twenty (120) day period by delivering written notice to Landlord within such ten (10) business day period (the “Abatement Event Termination Notice”), and such termination shall be effective as of a date set forth in such Abatement Event Termination Notice (the “Abatement Event Termination Date”), which Abatement Event Termination Date shall not be less than thirty (30) business days and not more than three (3) calendar months following the delivery of the Abatement Event Termination Notice. Notwithstanding the foregoing, the parties hereby acknowledge and agree that (y) if the Premises or the Project (or any portion thereof) shall be damaged by fire or other casualty, the terms of Article 21 shall apply and control, and (z) if the Premises or the Project (or any portion thereof) shall be taken under power of eminent domain (or sold, transferred or conveyed in lieu thereof), the terms of Article 22 shall apply and control (and that, in either such case, Tenant shall have no rights under this provision).

ARTICLE 14

LIENS

Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against the Building or Project, nor against Tenant’s leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed and Tenant fails after timely notice to immediately cause such lien to be released by bond or otherwise, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.

ARTICLE 15

ENTRY BY LANDLORD AND RESERVED RIGHTS OF LANDLORD

Landlord shall at any and all times have the right to enter the Premises for any lawful reason and/or to undertake the following, without limitation: to inspect the Premises; to supply janitorial service and any service to be provided by Landlord to Tenant hereunder; to show the Premises to prospective purchasers or tenants (without notice to or the consent of Tenant); to post notices of nonresponsibility, to alter, improve or repair any portion of the Premises, the Building or Project; to install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment or other facilities in the common areas or the Building or Project; to grant easements on the Project, dedicate for public use portions thereof and record covenants, conditions and restrictions affecting the Project and/or amendments to existing CC&Rs which do not unreasonably interfere with Tenant’s use of the Premises; change the name of the Building; affix reasonable signs and displays; and, during the last nine (9) months of the Term, place signs for the rental of and show the Premises to prospective tenants, all without being deemed guilty of any eviction of Tenant and without abatement of Rent. Landlord may, in order to carry out any of the foregoing purposes, erect scaffolding and other necessary structures where required by the character of the work to be performed. Landlord may take any of the above actions so long as it does not substantially and materially interfere with Tenant’s use and enjoyment of the Premises as a whole. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or any eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant, but shall be done so in a manner to cause as reasonably little interference with Tenant’s use of the Premises. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein by Landlord.

ARTICLE 16

UTILITIES AND SERVICES

Provided that Tenant is not in default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as EXHIBIT C, subject to the conditions and in accordance with the standards set forth therein. Landlord’s failure to furnish any of the foregoing items when such failure is caused by:

(i)	Accident, breakage, or repairs,

(ii)	Strikes, lockouts or other labor disturbance or labor dispute of any character,

(iii)	Governmental regulation, moratorium or other governmental action,

(iv)	Inability despite the exercise of reasonable diligence to obtain electricity, water or fuel, or by

(v)	Any other cause beyond Landlord’s reasonable control,

shall not result in any liability to Landlord. In addition, Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure, no eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly.

ARTICLE 17

BANKRUPTCY

If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee shall be appointed of Tenant’s property and the order appointing such receiver or trustee shall not be set aside or vacated within thirty days after the entry thereof, or if Tenant shall assign Tenant’s estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Section 23(b) hereof. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to, or less than the amount of damages recoverable under the provisions of this Article 17.

ARTICLE 18

INDEMNIFICATION

Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord’s affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) any default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or (b) Tenant’s use of the Premises, the conduct of Tenant’s business or any activity, work or things done, permitted or suffered by Tenant or any Tenant Party in or about the Premises, the Building, the Common Area or other portions of the Project. The foregoing indemnity obligation shall not apply to any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses relating to or arising out of Landlord’s sole gross negligence or willful misconduct. The foregoing indemnity obligation shall include, without limitation, any claim by any Tenant Party for any injury or illness caused or alleged to be caused in whole or in part by any furniture, carpeting, draperies, stoves or any other materials on the Premises. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever, except Landlord’s sole gross negligence or willful misconduct. The obligations of Tenant under this Article 18 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

ARTICLE 19

DAMAGE TO TENANT’S PROPERTY

Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the Project, (ii) loss or damage to any property by theft or otherwise, (iii) any injury or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or from any other cause whatsoever. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments, nor shall Landlord be liable for any damage caused by latent defect in the Premises or in the Project. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project or of defects therein or in the fixtures or equipment. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable for injury to Tenant’s business or loss of income therefrom under any circumstances and Landlord shall not be liable for any indirect or consequential losses or damages suffered by Tenant.

ARTICLE 20

INSURANCE

(a) Tenant shall, during the term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

(i) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage (“All-Risk”) and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant’s expense, and which is located in the Project including, without limitation, furniture, fittings, installations, fixtures (other than Tenant improvements installed by Landlord), and any other personal property in an amount not less than ninety percent of the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also be upon direct or indirect loss of Tenant’s earnings attributable to Tenant’s inability to use fully or obtain access to the Premises or Project in an amount as will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

(ii) Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $3,500,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy shall insure the hazards of premises and operation, independent contractors, contractual liability (covering the Indemnity contained in Section 18 hereof) and shall (1) name Landlord as an additional insured, and (2) contain a cross liability provision, and (3) contain a provision that “the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord.”

(iii) Workers’ Compensation and Employer’s Liability insurance (as required by state law).

(iv) Rental loss insurance in an amount equal to all unpaid Rent which would be due for a period of twelve (12) months under the Lease. The amount of such rental loss insurance shall be increased from time to time during the Term as and when the Rent increases (including estimated increases in Additional Rent as reasonably determined by Landlord).

(v) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself and provided such insurance is commercially available.

(b) All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of “A” and a Financial Rating of “X” or better, as set forth in the most current issue of Bests Insurance Guide. Within ten days after the execution of this Lease, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty days prior written notice to Landlord. Tenant shall, within ten days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent. If Landlord obtains any insurance that is the responsibility of Tenant under this Section, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

(c) Landlord shall, as a cost to be included in Operating Expenses, procure and maintain insurance covering the Project and Landlord’s ownership and operation thereof in such types and amounts as it deems necessary or desirable in its sole discretion, which may (but need not) include, without limitation, liability, property damage, earthquake and/or loss of rental income coverage. The costs of all insurance carried by Landlord shall be included in Operating Expenses.

ARTICLE 21

DAMAGE OR DESTRUCTION

If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord’s sole opinion, be completed within one hundred eighty (180) days after the necessity for repairs as a result of such damage becomes known to Landlord, without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less). However, if the damage is due to the fault or neglect of Tenant, its employees, agents, contractors, guests, invitees and the like, there shall be no abatement of rent, unless and to the extent Landlord receives rental income insurance proceeds. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Section 20(a)(i) above; provided, however, that if the cost of repair of improvements within the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as so assigned by Tenant, such excess costs shall be paid by Tenant to Landlord prior to Landlord’s repair of such damage. If repairs cannot, in Landlord’s opinion, be completed within one hundred eighty (180) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, Landlord may, at its option, either (i) make such repairs in a reasonable time and in such event this Lease shall continue in effect and the rent shall be abated, if at all, in the manner provided in this Article 21, or (ii) elect not to effect such repairs and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after Landlord learns of the necessity for repairs as a result of damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises. In addition, Landlord may elect to terminate this Lease if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, if the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. Finally, if the Premises or the Project is damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article 21 to the contrary, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within sixty (60) days after Landlord learns of the necessity for repairs as the result of such damage. A total destruction of the Project shall automatically terminate this Lease. Except as provided in this Article 21, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Tenant acknowledges that Tenant shall have no right to any proceeds of insurance carried by Landlord relating to property damage. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code.

ARTICLE 22

EMINENT DOMAIN

If the whole of the Premises or the Project or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord’s option. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and trade fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder or for the interruption of, or damage to, Tenant’s business, and provided, further, that Tenant may separately pursue a claim for compensation against the condemning authority for, among other things, Tenant’s moving and relocation expenses and Tenant’s leasehold interest, so long as same does not effect Landlord’s award. In the event of a partial taking described in this Article 22, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

ARTICLE 23

DEFAULTS AND REMEDIES

23.1 Event of Default. The occurrence of any one or more of the following events shall constitute a default (an “Event of Default”) hereunder by Tenant:

(a) Failure or refusal to pay Base Rent, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder within five (5) calendar days when due. Provided an Event of Default has not occurred in any prior twelve-month period, Landlord shall deliver to Tenant written notice of the failure to pay such amount and an Event of Default shall not have occurred under this Section 23.1(a) if payment is made within there (3) calendar days after written notice is made;

(b) Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default under this Section 23(b), and except as set forth in items (a) above and (c) through and including (h) below, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure. Such thirty (30) day notice shall be in lieu of, and not in addition to, any required under Section 1161 of the California Code of Civil Procedure or any similar or successor law. Notwithstanding anything contained in this Section 23.1(b) to the contrary, an Event of Default will not have occurred under this Section 23.1(b) if Tenant within said 30-day period commences to cure such default and diligently prosecutes said cure;

(c) Abandonment or vacating or failure to accept tender of possession of the Premises or any significant portion thereof. Tenant shall be deemed to have abandoned and/or vacated the Premises if the Premises remain substantially vacant or unoccupied for a period of thirty (30) consecutive days; provided, however, this Section 23.1(c) shall not apply so long as the reception or comparable entry areas within the Premises that are visible from the elevator lobby or multi-tenant corridor on such floor through the entry doors (when closed) or sidelight panels shall be furnished, lighted and cleaned in a manner that makes them appear to be occupied;

(d) The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;

(e) The filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant’s property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within thirty (30) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease;

(f) Tenant’s failure to cause to be released any mechanics liens filed against the Premises or the Project within twenty (20) days after the date the same shall have been filed or recorded;

(g) The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord’s lender pursuant to this Lease, provided that if such material misrepresentation or omission is reasonably susceptible of cure, then no Event of Default shall exist so long as Tenant cures said default within thirty (30) days following written notice to Tenant of such default; or

(h) Tenant’s failure to observe or perform according to the provisions of Articles 25 or 26 within two (2) business days after notice from Landlord.

All defaults by Tenant of any covenant or condition of this Lease shall be deemed by the parties hereto to be material.

At the option of Landlord, in its sole and absolute discretion, if Tenant occupies any other space in the Project (the “Other Premises”, provided that the Premises and the Other Premises are both owned by Landlord at the time of the default), whether by lease, sublease or assignment (in any case, an “Occupancy Agreement”), the occurrence of an Event of Default hereunder shall also be a default or event of default under the Occupancy Agreement and a default or event of default under such Occupancy Agreement shall be an Event of Default hereunder.

23.2. Remedies.

23.2.1 Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant (which notice shall be in lieu of any notice required by California Code of Civil Procedure Section 1161, et seq.) and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.

23.2.2 Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord’s sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

23.2.3 Unpaid Rent. Landlord shall have all the rights and remedies of a landlord provided by Applicable Law, including the right to recover from Tenant: (a) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination, (b) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided, (c) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, and (d) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default. The phrase “worth, at the time of award,” as used in (a) and (b) above, shall be computed at the Applicable Interest Rate, and as used in (c) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

23.2.4 Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession; and Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the remedy described in California Civil Code Section 1951.4 (“lessor” may continue the Lease in effect after “lessee’s” breach and abandonment and recover Rent as it becomes due, if “lessee” has the right to sublet or assign, subject only to reasonable limitations) to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant’s account and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, and expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Additional Rent; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Additional Rent under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, including without limitation, attorney’s fees and costs, with interest at the Applicable Interest Rate from the date of such expenditure. Landlord shall have no duty to relet the Premises so long as it has other unleased space available in the Project.

23.2.5 Cumulative. Each right and remedy of Landlord provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies.

23.3 Landlord Default. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within sixty (60) days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, “Lender”) covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than sixty (60) days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such sixty (60) day period and thereafter diligently prosecutes the same to completion. In the event of any default, breach or violation of Tenant’s rights under this Lease by Landlord, Tenant’s exclusive remedies shall be an action for specific performance or action for actual damages. Without limiting any other waiver by Tenant which may be contained in this Lease, Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligation, or the right to terminate this Lease on account of any Landlord default.

ARTICLE 24

ASSIGNMENT AND SUBLETTING

24.1 Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed, or conditioned. Any consent to sublease, assignment or other transfer of part or all of Tenant’s interest in the Premises shall be effected on forms either supplied by Landlord and/or its legal counsel or reasonably approved by Landlord and/or its legal counsel. Any assignment, encumbrance or sublease without Landlord’s prior written consent shall be voidable, at Landlord’s election, and shall constitute an Event of Default and at the option of the Landlord shall result in a termination of this Lease. No consent to assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this

Section. Tenant shall notify Landlord in writing of Tenant’s intent to sublease, encumber or assign this Lease and Landlord shall, within fifteen (15) business days of receipt of such written notice (provided such period shall not begin to toll until Landlord has received all backup materials and information expressly required hereunder), elect one of the following:

(a) Consent to such proposed assignment, encumbrance or sublease;

(b) Refuse such consent, which refusal shall be on reasonable grounds; or

(c) During the last 12 months of the then applicable Term of the Lease, recapture the entire Premises, or at Landlord’s election, such part as Tenant desires to sublease or assign, in the sole and absolute discretion of Landlord.

24.2 As a condition for granting its consent to any assignment, encumbrance or sublease, twenty-one (21) days prior to any anticipated assignment or sublease Tenant shall give Landlord written notice (the “Assignment Notice”), which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references) concerning the character, ownership, and financial condition of the proposed assignee or sublessee, and the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration of all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. If Landlord requests additional detail, the Assignment Notice shall not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any assignment or sublease until such additional detail is provided to it. Further, in the case of any assignment, or in the case of any sublease following the occurrence of an Event of Default hereunder, Landlord may require that the assignee or sublessee, as applicable, remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee, as applicable.

24.3 The consent by Landlord to any assignment or subletting shall not be construed as relieving Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the express written consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from any liability or obligation hereunder whether or not then accrued. Regardless of whether or not Landlord shall consent to an assignment or sublease, Tenant shall pay Landlord all of Landlord’s attorneys’ fees and administrative costs incurred in connection with evaluating any Assignment Notice immediately upon demand, not to exceed $3,500 in connection with each such transaction. This Section shall be fully applicable to all further sales, hypothecations, transfers, assignments and subleases of any portion of the Premises by any successor or assignee of Tenant, or any sublessee of the Premises.

24.4 The assignment, sale or transfer of a twenty-five (25%) interest in Tenant shall be deemed an assignment requiring Landlord’s consent hereunder. Notwithstanding the foregoing, Landlord shall consent to the assignment, sale or transfer if the Assignment Notice states that Tenant desires to assign the Lease to any entity into which Tenant is merged, with which Tenant is consolidated or which acquires all or substantially all of the assets of Tenant, provided that the assignee is reputable, the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, that the assignee agrees that the provisions of this Section shall be binding upon it as if it were the original Tenant hereunder and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant at the commencement of this Lease.

24.5 Except as provided above, Landlord’s consent to any sublease shall not be unreasonably withheld, delayed or conditioned. If for any proposed assignment or sublease Tenant receives rent or other consideration attributable to Tenant’s leasehold interest, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, Tenant shall pay to Landlord as Additional Rent hereunder fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt, less (a) in the case of a subletting: (1) the cost of reasonable leasehold improvements or tenant improvements made to the Premises at Tenant’s cost, amortized over the balance of the term of this Lease, (2) any reasonable rent concessions or free rent given and (3) real estate commissions, and (b) in the case of an assignment: (1) any reasonable tenant improvements allowances, (2) any reasonable rent concessions or free rent given, and (3) real estate commissions. Landlord’s waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under the Lease. For the purpose of this Section, the Rent for each square foot of floor space in the Premises shall be deemed equal. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 24 or otherwise has breached or acted unreasonably under this Article 24, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee.

ARTICLE 25

SUBORDINATION; MORTGAGEE PROTECTION

25.1 Subordination. This Lease shall be subject and subordinate to all ground leases, master leases and the lien of all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord’s interest therein, the CC&Rs and all amendments thereto, all without the necessity of Tenant’s executing further instruments to effect such subordination, provided that Landlord’s lender provide Tenant with a subordination, non-disturbance and attornment agreement in substantially the form of EXHIBIT I attached hereto or otherwise in form, substance and scope reasonably acceptable to Landlord and Tenant. If requested, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord’s request whatever documentation that may reasonably be required to further effect the provisions of this Section including, without limitation, a Subordination, Nondisturbance and Attornment Agreement in such form as may be required by Landlord’s lender. Should any the holder of a mortgage or deed of trust request that this Lease and Tenant’s rights hereunder be made superior, rather than subordinate, to the mortgage or deed of trust, then Tenant will, within ten (10) days after written request, execute and deliver such agreement as may be required by such holder in order to effectuate and evidence such superiority of the Lease to the mortgage or deed of trust.

25.2 Attornment. Tenant hereby agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon any foreclosure of any mortgage upon such land or buildings or upon the execution of any deed in lieu of foreclosure in respect to such deed of trust. If requested, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for herein; provided, however, that no such beneficiary or successor- in-interest shall be bound by any payment of Base Rent for more than one (1) month in advance, or any amendment or modification of this Lease made without the express written consent of such beneficiary where such consent is required under applicable loan documents.

25.3 Mortgagee Protection. Tenant agrees to give Landlord’s lender or any holder of any mortgage or deed of trust secured by the Project, by registered or certified mail or nationally recognized overnight delivery service, a copy of any notice of default served upon the Landlord by Tenant, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases or otherwise) of the address of such lender or such holder of a mortgage or deed of trust. Tenant further agrees that if Landlord shall have failed to cure such default within sixty (60) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such sixty (60) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default), then Landlord’s lender or the holder of any mortgage or deed of trust shall have an additional ninety (90) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of any mortgage or deed of trust has commenced within such ninety (90) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default). Notwithstanding the foregoing, in no event shall Landlord’s lender or any holder of any mortgage or deed of trust have any obligation to cure any default of the Landlord.

ARTICLE 26

ESTOPPEL CERTIFICATE

(a) Within ten (10) business days following any written request which Landlord or Landlord’s lender may make from time to time, Tenant shall duly execute (and if required by Landlord or Landlord’s lender, have such signature acknowledged) and deliver to Landlord and Landlord’s lender, an estoppel certificate in writing certifying the following information (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant’s Security Deposit, if any; and (iv) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. Landlord and Tenant intend that any statement delivered pursuant to this Article 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein.

(b) ‘Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to execute any and all documents described in this Article 26 if Tenant fails to do so within the specified time period.

If Landlord’s lender should require that this Lease be amended (other than in the description of the Premises, the Term, the Permitted Use, the Rent or as will substantially, materially and adversely affect the rights of Tenant hereunder or materially and adversely increase the obligations of Tenant under this Lease), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease supplement embodying such amendments. Tenant shall, within ten (10) days after the receipt of Landlord’s notice, execute and deliver to Landlord the tendered Lease supplement. If Tenant fails to deliver to Landlord the tendered Lease supplement within ten (10) days after receipt of Landlord’s notice, Tenant shall be deemed to have given Landlord a power of attorney to execute such supplement on behalf of Tenant.

ARTICLE 27

SIGNAGE

Provided Tenant is not in default hereunder, Tenant, at Tenant’s sole cost and expense, shall have the right to a building standard number of lines for the directory board in the Building lobby and building standard suite entrance signage during the Term. Tenant shall have no other right to maintain a Tenant identification sign in any other location in, on or about the Premises or the Building and shall not display or erect any Tenant identification sign, display or other advertising material that is visible from the exterior of the Building. All signs shall comply with rules and regulations set forth by Landlord as may be modified from time to time.

ARTICLE 28

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the “Rules and Regulations,” a copy of which is attached hereto and marked EXHIBIT D, and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord; provided, however, that Landlord uniformly enforces the Rules and Regulations and amendments thereto in a non-discriminatory manner. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any of said Rules and Regulations.

ARTICLE 29

CONFLICT OF LAWS

This Lease shall be governed by and construed pursuant to the laws of the State of California.

ARTICLE 30

SUCCESSORS AND ASSIGNS

Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

ARTICLE 31

SURRENDER OF PREMISES

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases and subtenancies.

ARTICLE 32

ATTORNEYS’ FEES

(a) If Landlord should bring suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

(b) Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof and from all costs and expenses, including reasonable attorneys’ fees and costs incurred by Landlord in connection with such litigation, except for such claims or actions arising out of or relating to Landlord’s sole gross negligence or willful misconduct.

ARTICLE 33

PERFORMANCE BY TENANT

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent except as otherwise provided under this Lease. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder or if Tenant shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permissible by law, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the non-payment thereof by Tenant as are set forth in Article 23 hereof.

ARTICLE 34

INTENTIONALLY DELETED

ARTICLE 35

DEFINITION OF LANDLORD

The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

ARTICLE 36

WAIVER

The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant or any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. Without limiting the generality of the foregoing, the acceptance of Rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted. Tenant agrees and acknowledges that the foregoing provides actual and sufficient knowledge to Tenant, pursuant to California Code of Procedure Section 1161.1(c), that acceptance of a partial rent payment by Landlord does not constitute a waiver of any of Landlord’s rights under said Section 1161.1(c).

ARTICLE 37

IDENTIFICATION OF TENANT

If, at any time during the term of this Lease, more than one person executes this Lease as Tenant (or becomes a successor-in-interest to the original Tenant hereunder):

(i) Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and

(ii) The term “Tenant” as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice to refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

ARTICLE 38

TERMS AND HEADINGS

The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

ARTICLE 39

EXAMINATION OF LEASE

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

ARTICLE 40

TIME

Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

ARTICLE 41

PRIOR AGREEMENT: AMENDMENTS

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

ARTICLE 42

SEPARABILITY

Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, any such other provisions shall remain in full force and effect.

ARTICLE 43

RECORDING

Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

ARTICLE 44

CONSENTS

Unless otherwise expressly set forth herein, whenever the consent of either party is required hereunder such consent shall not be unreasonably withheld, delayed or conditioned.

ARTICLE 45

LIMITATION ON LIABILITY

In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(a) The sole and exclusive remedy shall be against the Landlord’s interest in the Project;

(b) No partner, member, shareholder, officer, agent or employee of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord);

(c) No service or process shall be made against any partner, member, shareholder, officer, agent or employee of Landlord (except as may be necessary to secure jurisdiction of Landlord);

(d) No partner, member, shareholder, officer, agent or employee of Landlord shall be required to answer or otherwise plead to any service of process;

(e) No judgment will be taken against any partner, member, shareholder, officer, agent or employee of Landlord;

(f) Any judgment taken against any partner, member, shareholder, officer, agent or employee of Landlord may be vacated and set aside at any time nunc pro tunc;

(g) No writ of execution will ever be levied against the assets of any partner, officer, agent or employee of Landlord.

ARTICLE 46

RIDERS

Clauses, plats and riders, if any, signed by Landlord and Tenant and affixed to this Lease are a part hereof.

ARTICLE 47

EXHIBITS AND SCHEDULES

All Exhibits and Schedules attached hereto are incorporated into this Lease.

ARTICLE 48

INTENTIONALLY OMITTED

ARTICLE 49

INTENTIONALLY OMITTED

ARTICLE 50

HAZARDOUS MATERIALS

Tenant shall not cause nor permit, nor allow any Tenant Party to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Building, the Common Area or the Project, except for routine office, and janitorial supplies and materials installed and used by Tenant to operate in the Premises in usual and customary quantities stored, used and disposed of in strict accordance with all applicable Environmental Laws (all of which must be disclosed in writing to Lender prior to such storage, use and/or disposal by Tenant). Tenant and Tenant’s Parties shall comply with all Environmental Laws and promptly notify Landlord in writing of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, on the Premises. Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition caused or exacerbated by Tenant or any Tenant Party or arising during Tenant’s or any Tenant Party’s occupancy, Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase “environmental condition” shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition, Tenant shall promptly take any and all steps necessary to rectify the same to the satisfaction of the applicable agencies and Landlord, or shall, at Landlord’s election, reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord’s performing such work, based upon Landlord’s reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall within thirty (30) days after Landlord bills Tenant therefore or Landlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord’s affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, along with the successors and assigns of the foregoing, (individually and collectively, “Indemnitees”) from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) Tenant and/or any Tenant Party’s breach of this Article 50 or (b) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant’s and/or any Tenant Party’s activities, or failure to act, in connection with the Premises. This indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant’s obligation of indemnification pursuant hereto. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease.

ARTICLE 51

ASBESTOS DISCLOSURE

Landlord has advised Tenant that there is asbestos-containing material (“ACM”) in the Building. Attached hereto as EXHIBIT E is a disclosure statement regarding ACM in the Building. Tenant acknowledges that such notice complies with the requirements of Section 25915 of the California Health and Safety Code.

ARTICLE 52

COUNTERPARTS

This Lease may be executed in two or more fully or partially executed counterparts, any one or more of which may be executed and delivered by facsimile transmission, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

ARTICLE 53

FORCE MAJEURE

This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any prevention, delay, stoppage due to strikes, lockouts, acts of God, or any other cause previously, or at such time, beyond the reasonable control or anticipation of Landlord (collectively, a “Force Majeure”) and Landlord’s obligations under this Lease shall be forgiven and suspended by any such Force Majeure.

ARTICLE 54

OPTION TO RENEW

(a) Provided that no uncured Event of Default has occurred, Tenant shall have one (1) option to extend (“Renewal Option”) the Term of this Lease for either (i) the entire twelfth floor, or (ii) the entire Premises (as so selected, the “Extension Premises”) for sixty (60) months, commencing upon the expiration of the initial Term of the Lease (“Extension Term”), subject to the terms of this Article 54. In the event Tenant elects to exercise its option to extend the Lease Term by the Extension Term, as provided hereunder, Tenant shall provide Landlord irrevocable written notice of such election (“Election Notice”), no earlier than fifteen (15) months and no later than twelve (12) months prior to the then-existing expiration date of the Term of this Lease (the “Option Period”), which Election Notice must also specify whether the Extension Premises will consist of the space identified in clause (i) or (ii), above, of this Section 54(a). Except for Base Rent which shall be determined as set forth in Section 54(b), and for the possibility that the Extension Premises will consist of less than the entire Premises, in which case the Tenant’s Percentage shall be appropriately adjusted, the terms and conditions of this Lease during the Extension Term shall be identical to the terms and conditions of this Lease.

(b) Base Rent for the Extension Term shall be adjusted to the fair market rental value (“FMV”), as determined herein. In the event Tenant timely exercises the Renewal Option, Landlord shall, within fifteen (15) business days after receipt of Tenant’s Election notice exercising the Renewal Option, notify Tenant of Landlord’s good faith determination of the Base Rent for the Extension Term (the “Landlord’s Option Rent Response”). Tenant shall accept or reject Landlord’s Option Rent Response by notice to Landlord within ten (10) business days following receipt of Landlord’s Option Rent Response. If Tenant fails to object to Landlord’s Option Rent Response within such time period, then Landlord’s determination of FMV set forth in the Landlord’s Option Rent Response shall be conclusive and binding. If Tenant does not accept Landlord’s Option Rent Response, then Landlord and Tenant shall attempt to agree upon the Base Rent for the Extension Term (“Option Rent”) using their good faith efforts. If Landlord and Tenant fail to reach agreement on the Option Rent within twenty (20) days following Tenant’s receipt of Landlord’s Option Rent Response, then within three (3) business days after demand by either Landlord or Tenant, each party shall simultaneously present to the other and certify to each other such party’s final offer regarding the Option Rent for the Extension Term (each, a “Last Offer”). If the parties fail to agree on the Option Rent within such twenty (20) day period following Tenant’s receipt of Landlord’s Option Rent Response, such Last Offers shall be submitted to arbitration by Landlord and/or Tenant (the “Arbitration Demand”) in accordance with Section 54(b)(i) through (b)(viii), below and in accordance with the then existing Rules for Commercial Arbitration of the American Arbitration Association, or its successor. The following rules shall apply to such arbitration, in addition to (and controlling over) the then existing Rules for Commercial Arbitration of the American Arbitration Association, or its successor:

(i) Landlord and Tenant shall each appoint one (1) arbitrator (each, an “Original Arbitrator”) who shall be a commercial real estate broker with at least five (5) years experience in the leasing of commercial office properties in San Francisco, California. Original Arbitrators shall be appointed within ten (10) business days after the Arbitration Demand.

(ii) The two Original Arbitrators so appointed shall within seven (7) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator (“Neutral Arbitrator”; and together with the Original Arbitrators, the “Arbitration Panel”). The Neutral Arbitrator shall be a commercial real estate broker with at least five (5) years experience in the leasing of commercial property in San Francisco, California or an appraiser certified as an “MAI” or “ASA” appraiser who has had at least five (5) years experience within the previous ten (10) years as a real estate appraiser of commercial office properties in San Francisco, California. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

(iii) The sole role of the Arbitration Panel shall be to determine the FMV for the Extension Term (and all the arbitrators so appointed must agree upon the FMV) and the Landlord and Tenant shall instruct the Arbitration Panel to reach its conclusion within a reasonable period of time after being convened, not to exceed twenty five (25) days after the appointment of the Original Arbitrators. In determining the FMV, the Arbitration Panel shall take into account the following: (A) the Arbitration Demand; and (B) items that professional real estate appraisers customarily consider, including, but not limited to, space availability, tenant size, tenant improvement allowances, free rent (except as set forth below) and any other lease concessions being granted by such landlords of such similar buildings for leases of a similar term as the Extension Term; and (C) what a willing, comparable, renewal, non-equity, non-synthetic lease tenant would pay, and what a willing comparable landlord of a first class office building in the Central Business District in San Francisco Area of comparable age, appearance, quality of construction, location, visibility, access and with comparable parking would accept at arms length. Notwithstanding anything to the contrary contained herein, FMV shall in no event be higher than Landlord’s Last Offer or lower than Tenant’s Last Offer.

(iv) If either Landlord or Tenant fails to appoint an Original Arbitrator within ten (10) business days after the other party’s Arbitration Demand, then the first appointed Original Arbitrator shall select a Last Offer to serve as the Option Rent for the Extension Term using the same criteria applicable in case of a Neutral Arbitrator under Section 54(b)(iii) above.

(v) If the two (2) Original Arbitrators fail to agree upon and appoint a Neutral Arbitrator, or if both parties fail to appoint an Original Arbitrator, then the Neutral Arbitrator shall be appointed by the American Arbitration Association, or a successor entity.

(vi) Except as set forth in Section 54(b)(vii) below, the cost of an Original Arbitrator shall be borne by the appointing party and the cost of the Neutral Arbitrator and other customary costs payable in connection with the Arbitration shall be paid by Landlord and Tenant equally.

(vii) If the actual FMV of the Extension Premises as determined by the

Arbitration Panel is greater than Landlord’s determination or differs from Landlord’s determination of FMV as set forth in the Last Offer by five percent (5%) or less, the costs of arbitration pursuant to this Article shall be paid by Tenant. If the actual FMV of the Extension Premises as determined by the Arbitration Panel is less than Landlord’s determination of FMV as set forth in the Last Offer by greater than five (5%), the costs of arbitration shall be paid by Landlord.

(viii) In the event the dispute is not submitted to the Arbitration Panel solely as a result of Tenant’s delay, then notwithstanding anything to the contrary set forth herein, Tenant shall be required to pay as the Option Rent the amount of Landlord’s Last Offer.

(c) If Tenant validly exercises the Renewal Option and provided that no Event of Default has occurred, then Landlord and Tenant shall enter into an amendment to this Lease extending the Lease Term for the Extension Term at a Base Rent for the Extension Premises equal to the FMV as determined pursuant to Article 54 hereof.

ARTICLE 55

RIGHT OF FIRST OFFER

At any time Landlord determines that (i) the thirteenth floor of the Building or any portion thereof will become available for lease to third parties during the Term of this Lease (but not the extended Term), or (ii) a block of space (but only the first such block of space that becomes available) of 2,000 to 4,000 rentable square feet of space on any floor of the Building will become available for lease to third parties during the period commencing on the date that is the first day of the thirteenth month of the Term of this Lease (but not the extended Term) and ending on date that is the last day of the twenty-fourth month of the Term of this Lease (in each case, such space is referred to herein as the “ROFO Space”), and provided that (a) Tenant is not then in default in its obligations under this Lease as of the scheduled date of the exercise of the Right of First Offer (as hereinafter defined) or as of the scheduled date of the commencement of the term of the lease of the ROFO Space, and (b) neither (y) St. Paul Fire and Marine Insurance Company, a Minnesota corporation (or the successor-in-interest under its lease for space at the Building) nor (z) any existing tenant as of the date hereof has an expansion option, right of first refusal, right of first offer (or similar right) to lease the ROFO Space, Landlord shall provide written notice within fifteen (15) days thereof to Tenant (“Landlord ROFO Notice”), which Landlord ROFO Notice shall state that such space will be available on the terms described in such Landlord ROFO Notice (i.e., there is no need that any other party be a party to the same); provided however, that Landlord shall be obligated to provide a Landlord ROFO Notice only one time with respect to space covered by clause (ii) above, and only if such space becomes available during such period of time. The terms and conditions set forth in the Landlord ROFO Notice shall be reasonably determined by Landlord to be the then prevailing market terms for comparable office space in the Central Business District in San Francisco, California market and the proposed term of the lease of the ROFO Space shall be coterminous with the term of this Lease. Tenant shall have the right to lease the ROFO Space (“Right of First Offer”) on the terms set forth in the Landlord ROFO Notice. Landlord shall not execute any lease of the ROFO Space for a period of five (5) business days after Tenant’s receipt of the Landlord ROFO Notice (such time period is referred to herein as the “ROFO Period”). The right to lease the ROFO

Space described in the Landlord ROFO Notice shall apply to the entire ROFO Space only. In the event Tenant intends to lease the ROFO Space on the terms described therein, Tenant shall provide written notice to Landlord before the expiration of the ROFO Period that expressly states that Tenant desires to lease the ROFO Space on the terms described therein (“Acceptance Notice”). Tenant and Landlord shall then attempt in good faith to enter into a definitive lease of the ROFO Space on the terms described in the applicable Landlord ROFO Notice, and the terms of this Lease with respect to the balance thereof, within ten (10) business days after Landlord’s receipt of Tenant’s Acceptance Notice. In the event (1) the parties are not able to enter into a definitive lease within such period of time, (2) Tenant does not provide an Acceptance Notice to Landlord on before the expiration of the ROFO Period which states that Tenant desires to lease the ROFO Space on the terms set forth in the Landlord ROFO Notice, or (3) Tenant’s notice attempts to modify any of the material terms of the Landlord ROFO Notice (including, without limitation, the term of the proposed lease, the rentable square footage of the ROFO Space, the amount of rent or tenant inducements, if any) or unreasonably conditions Tenant’s acceptance of the offer (the foregoing events are referred to herein collectively as the “ROFO Expiration Event”), then Tenant shall have irrevocably waived its Right of First Offer and Landlord may, in its sole and absolute discretion without any further obligation or liability to Tenant, enter into any lease of the ROFO Space with any party, upon terms and conditions substantially similar to those set forth in the Landlord ROFO Notice, except that the amount of base rent payable by such party under such lease of the ROFO Space shall not be less than 90% of the amount of base rent (on a rentable square footage basis) set forth in the Landlord’s ROFO Notice (otherwise Landlord shall be required to re-submit the Landlord ROFO Notice to Tenant prior to leasing the ROFO Space). Notwithstanding the foregoing, if Landlord is unable to enter into a lease of the ROFO Space with any party within six (6) months of a ROFO Expiration Event, in the case of space covered by clause (i), Landlord shall re-submit the Landlord ROFO Notice to Tenant prior to leasing space covered by said clause (i), assuming that Tenant’s rights hereunder then apply.

ARTICLE 56

OPTIONS PERSONAL

Notwithstanding any other provision of this Lease, neither the Renewal Option granted to Tenant in Article 54, nor Tenant’s Right of First Offer to lease the ROFO Space under Article 55 hereunder, shall be exercisable if either (i) at the time of the exercise of such Renewal Option or Right of First Offer, as applicable, (y) more than 21% of the rentable square feet of the Premises is then being sublet (or any portion of the 12th Floor Premises is then being sublet) or (z) Tenant is not then occupying at least 79% of the rentable square feet of the Premises (including all of the 12th Floor Premises), or (ii) if the Tenant then attempting to exercise such Renewal Option or Right of First Offer, as applicable, succeeded to Embarcadero Technologies, Inc.’s interest as Tenant hereunder as part of a transaction described in Section 24.4 hereof (unless Landlord otherwise specifically consented in writing to the assignment of such Renewal Option and/or Right of First Offer to such successor-in-interest concurrently with the consummation of such transaction described in Section 24.4 hereof (which consent shall not be unreasonably withheld, delayed or conditioned by Landlord if so requested in writing by such successor-in-interest at such time).

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:

WB 100 CALIFORNIA, LLC, a Delaware limited liability company	ADDRESS
c/o Legacy Partners
100 California Street
By:	San Francisco, CA 94111

Attention: Building Manager
Name:	Facsimile No. (415) 781-0025

Its:

TENANT:

EMBARCADERO TECHNOLOGY, INC., a Delaware corporation	ADDRESS
Prior to Commencement Date: 425 Market Street, Suite 425 San Francisco, CA 94105 Attention: Stephen Wong Facsimile No. (415) 434-1721

By:

Name:

After Commencement Date:

100 California Street

San Francisco, CA 94111

Attention: Stephen Wong

Facsimile No. - To be delivered

by Tenant to Landlord in

writing within three (3) business

days of the occurrence of the

Commencement Date

Its:

EXHIBIT A-1

OUTLINE OF TENANT’S FLOOR PLAN ON THE TWELFTH FLOOR

A-1-1

[GRAPHIC]

A-1-2

EXHIBIT A-2

OUTLINE OF TENANT’S FLOOR PLAN ON THE THIRTEENTH FLOOR

A-2-1

[GRAPHIC]

A-2-2

EXHIBIT B

THE PROJECT

Lot 17, as shown on a Map entitled “Parcel Map, Being a Subdivision of Assessor’s Lot 15, Block 236, Also Being a portion of Fifty Vara Block No. 10, San Francisco, California”, recorded October 11, 1978, in Book 9, of Parcel Maps, at Page 18, in the Office of the County Recorder of the City and County of San Francisco, California.

Assessor’s Parcel No.: Assessor’s Parcel No. Lot 17, Block 236

B-1

EXHIBIT C

STANDARDS FOR UTILITIES AND SERVICES

The following Standards for Utilities and Services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto. In the event of any conflict between the following Standard for Utilities and Services and this Lease, this Lease shall prevail:

Landlord shall:

(a) On Monday through Friday, except holidays, from 6 A.M. to 6 P.M. (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the judgment of Landlord it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises closed whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines except “as otherwise approved in writing by Landlord. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities except as approved in writing by Landlord. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant’s adjustment of room thermostats or Tenant’s failure to comply with its obligations under this Section, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then current journeymen’s wages for air conditioning mechanics.

(b) If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of this Lease, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use, (ii) Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish, provided the charges are the same utility cost charged to Landlord (unless separately metered in which case such supply, usage and costs shall be the sole responsibility of Tenant), and (iii) Tenant shall pay such cost within ten (10) days after billing.

(c) Landlord shall furnish to the Premises, during the usual business hours on business days, electric current sufficient for normal office use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord. If

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Tenant uses water or heat or air conditioning in excess of that supplied by Landlord pursuant to this Lease, or if Tenant’s consumption of electricity shall exceed four (4) watts per usable square foot of the Premises, calculated on an annualized basis for the hours described in Paragraph (a) of this Exhibit, Tenant shall pay to Landlord, within ten (10) days after billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within ten (10) days after demand, including the cost of such additional metering devices.

(d) Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking and lavatory purposes of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

(e) Provide janitor service to the Premises. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

(f) Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord’s reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord’s control.

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EXHIBIT D

RULES AND REGULATIONS

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the Project. The halls, passages, exits, entrances, elevators, and stairways are not open to the general public, but are open, subject to reasonable regulation, to Tenant’s business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof of any building of the Project.

4. The directory of the building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Project and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

6. Landlord will furnish Tenant, free of charge, with five (5) keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.

8. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Project. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant’s expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Premises or to any space therein to such a degree to be objectionable to Landlord or to any tenants in the Project, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Premises must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Premises, by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

9. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

10. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, except “as otherwise approved in writing by Landlord.

11. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Premises’ heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls.

12. Landlord reserves the right, exercisable with notice and without liability to Tenant, to change the name and street address of the Premises, except for reimbursement of stationary costs of Tenant (not to exceed $2,000.00).

13. Landlord reserves the right to exclude from the Project between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Project and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. Landlord reserves the right to prevent access to the Project in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

14. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Project or by Landlord for noncompliance with this rule.

15. Tenant shall not obtain for use on the Premises ice, drinking water, food beverages, towel or other similar services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord except for such ice, water, food, beverages and similar services for Tenant’s kitchen on the Premises.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage of damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any suite-to-suite solicitation of business from other tenants in the Project.

18. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Premises. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

19. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises (except hanging of office artwork or other pictures) or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

20. Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

21. Canvassing, soliciting and distributing of handbills or any other written material, and peddling in the Project are prohibited, and Tenant shall cooperate to prevent such activities.

22. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project.

23. Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose (it being understood and agreed that Landlord shall act in good-faith when determining whether or not any such action is improper, immoral or objectionable). No cooking shall be done or permitted on the Premises without Landlord’s consent, except that use by Tenant of Underwriter’s Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25. Tenant shall not use in the Premises any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Premises.

26. Without the written consent of Landlord, Tenant shall not use the name of the Project in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. Tenant’s requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

32. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant’s lease of its Premises in the Project. In the event of any conflict between these Rules and Regulations and Tenant’s Lease, Tenant’s Lease shall prevail.

33. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

34. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT E

ASBESTOS NOTIFICATION

The California legislature adopted Assembly Bill 3713 (effective January 1, 1989) which requires, among other things, that a building owner inform tenants, employees and contractors if the building owner has knowledge of the presence of asbestos containing materials (ACM’s) in the building. In the California statutes an ACM is defined as a construction material containing “more than one-tenth of one percent asbestos by weight.”

Annually the building sends a letter to the building’s tenants, employees and contractors disclosing the presence of ACM’s known to the owner. All of the buildings consultant’s reports are available for review in the Building Office, 100 California Street, Suite 770, San Francisco, California 94111.

During the month of April, 1994 a survey of the building was conducted by Boelter Environmental Consultants. The survey concludes that during the original building construction, two layers of materials were applied to the underside of the floor decks above the ceiling of floors 3 through 12. The outermost material is a hard layer of fireproofing which does not contain ACM. The innermost material (which is completely covered by the hard fireproofing) is acoustical plaster which does contain ACM. This innermost layer is not in contact with the ventilation systems and is not able to be contacted through routine ceiling access, nor is it likely to produce levels of asbestos fibers in the air.

Asbestos is a naturally-occurring mineral used in many types of construction. High concentrations of asbestos fibers have been found to be associated with asbestosis and lung cancer in humans. Most of the evidence for this has come from individuals who have been associated with mining of the mineral or have worked with it in shipyards or other settings where concentrations of asbestos in the air have been high.

Based upon the April 1994 survey finding, the building’s consultant has revised the Operations and Maintenance Program in order to accurately reflect the condition and location of ACM in the building. All contractors, including those hired directly by tenants who work in any section of the building will be required to follow the revised procedures. Employees who are not trained in handling ACM should not remove, drill or otherwise disturb it. Copies of the procedures are available in the Building Office, 100 California Street, Suite 770, San Francisco, California.

If you should require any additional information regarding this subject, please do not hesitate to call.

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EXHIBIT F

COMMENCEMENT DATE MEMORANDUM

With respect to that certain lease (“Lease”) dated                     , 2004, between EMBARCADERO TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), and WB 100 CALIFORNIA, a Delaware limited liability company (“Landlord”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately                  rentable square feet of the building located at 100 California Street, San Francisco, California, Suites              and              (“Premises”), Tenant hereby acknowledges and certifies to Landlord as follows:

(1) Landlord delivered possession of the Premises to Tenant in a Substantially Complete on                                                       (“Possession Date”);

(2) The Lease commenced on                                               (“Commencement Date”);

(3) The Premises contain                      rentable square feet of space; and

(4) Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant’s use.

(5) Tenant’s Share is

(6) Base Rent Per Month is

IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this day of                     .

“Tenant”

EMBARCADERO TECHNOLOGIES, INC., a Delaware corporation,

By:

Name:

Its:

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EXHIBIT G

LANDLORD’S WORK LETTER

This work letter (“Landlord’s Work Letter”) shall set forth the terms and conditions relating to the construction of certain tenant improvements by Landlord or Landlord’s contractor in the Premises.

A. Landlord’s Improvements. Provided that no uncured monetary Event of Default has occurred, Landlord, at Landlord’s sole cost, up to an amount equal to Twelve and 00/100 Dollars ($12.00) per rentable square foot of the portion of the Premises on the twelfth floor and Thirty and 00/100 Dollars ($30.00) per rentable square foot of the portion of the Premises on the thirteenth floor (collectively, “Landlord’s Share”), shall perform the work set forth on SCHEDULE 1 attached hereto to this EXHIBIT G (“Landlord’s Improvements”). All cost of the Landlord’s Improvements in excess of Landlord’s Share shall be Tenant’s responsibility, and Tenant shall, at Landlord’s request, deposit with Landlord, in advance of Landlord commencing any such work, the excess of Landlord’s estimate of the cost thereof over Landlord’s Share, and such further shortfalls as Landlord may identify from time to time. All Landlord’s Improvements shall be deemed Landlord’s property under the terms of the Lease and shall revert to Landlord upon termination of the Lease for any reason, it being understood and agreed that Tenant shall have no ownership interest whatsoever in the Landlord’s Improvements. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with the Lease or the ownership, construction, maintenance, operation or repair of the Premises. Any modifications to the Landlord’s Improvements which are requested by Tenant or required to be performed as a result of Tenant’s particular use of the Premises shall be made at Tenant’s sole cost and expense. If less than all of the Landlord’s Share is used for the construction of the Landlord’s Improvements, Tenant may, at Tenant’s option, utilize up to 50% of Landlord’s Share as a credit against Base Rent due under this Lease, but only by providing at least three (3) business days advance written notice of the same to Landlord.

B. Space Planning Costs. In addition to the foregoing, Landlord shall pay $0.15 per rentable square foot to Tenant’s architect for initial space planning of the Premises.

C. Contractors. Tenant shall have the right to select such general and subcontractors subject to Landlord’s reasonable approval.

D. Consultants. Tenant shall have the right to select such an interior space planning firm, engineering company and other consultants to design and develop all working drawings and specifications necessary for the Landlord’s Improvements.

E. Landlord’s Supervisory Fee. Landlord may charge up to $10,000.00 as an administrative fee for reviewing the working drawings and specifications and for supervising the construction of the Landlord’s Improvements.

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F. Cooperation of Tenant. Tenant shall reasonably cooperate with Landlord in the construction and supervision of the Landlord’s Improvements and shall not interfere with same.

G. No Representations or Warranties. Landlord makes no representations or warranties of any kind with respect to the construction of the Landlord’s Improvements; provided, however, that Landlord shall be responsible to repair, maintain or otherwise cure any latent or patent defects in the Landlord’s Improvements.

H. Modifications to Approved Plans. No changes, modifications or alterations to the Approved Plans may be made without the written consent of Landlord, which consent may be withheld in Landlord’s reasonable discretion. Any additional costs and expenses including, without limitation, increased fees which Landlord may be required to pay for architectural, engineering and other similar services arising by reason of any change, modification or alteration in the Approved Plans, any additional construction costs, including costs of change orders charged by Landlord’s contractor, and any and all other costs, expenses and/or damages incurred or suffered by Landlord by reason of the changes, modifications or alterations to the Approved Plans and any delays directly or indirectly caused by such changes, modifications or alterations to the Approved Plans shall be at the sole cost and expense of Tenant and shall be paid by Tenant to Landlord before the performance of any additional work after such requested changes.

I. Delays Caused by Tenant. The term “Delays Caused By Tenant” shall mean any delay that the Landlord may encounter in the performance of Landlord’s obligations under the Lease because of any act or omission of any nature by Tenant or its agents, including, without limitation, delays resulting from changes in or additions to the Landlord’s Improvements requested by Tenant, including delays by Tenant in the submission of information requested by Landlord or giving authorizations or approvals requested by Landlord, delays due to the postponement of any Landlord’s Improvements at the request of Tenant, or delays due to the failure of Tenant to provide complete information, or delays caused by the concurrent installation of Tenant’s fixtures and/or by Tenant performing Tenant’s Work in the Premises, or delays caused in any other way, directly or indirectly, by Tenant, or delays due to the failure of Tenant to pay when due, the amounts required by Tenant pursuant to this Landlord’s Work Letter. Tenant shall pay all incremental construction and related costs and expenses incurred by Landlord which result from Delays Caused By Tenant, including without limitation increases in the cost of labor or materials. Landlord shall inform Tenant of any delays which Landlord reasonably expects will occur as a result of changes in or additions to the Landlord’s Improvements requested by Tenant.

J. Landlord’s Work. At Landlord’s sole cost, Landlord shall be responsible and perform such work to insure that the Building, path of travel, and all common areas including the bathrooms on each floor are in compliance with all applicable codes including, by way of illustration but not limitation, current fire/life safety, ADA and Title 24 energy conservation codes.

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SCHEDULE 1 TO EXHIBIT G

IMPROVEMENTS

The Landlord’s Improvements are more particularly set forth in those certain Construction Drawings for the 12th Floor Premises and the 13th Floor Premises, dated April 6, 2004, prepared by David Meckley of Huntsman Architectural Group (which Construction Drawings were heretofore reviewed and approved by the parties and submitted to the City of San Francisco).

Schedule 1 to Exhibit G

EXHIBIT H

LETTER OF CREDIT REQUIREMENTS

The letter of credit shall be for the amount specified in the Lease to which this Exhibit is attached (as renewed or replaced pursuant to the Lease or this Exhibit, the “Letter of Credit”). The Letter of Credit (i) shall be irrevocable and shall be issued by a commercial bank acceptable to Landlord (in its sole discretion) that has an office in San Francisco, Los Angeles or New York City that accepts requests for draws on the Letter of Credit, (ii) shall require only the presentation to the issuer of a certificate of the holder of the Letter of Credit stating that Landlord is entitled to draw on the Letter of Credit pursuant to the terms of the Lease, (iii) shall be payable to Landlord or its successors in interest as the Landlord and shall be freely transferable without cost to any such successor or any lender holding a collateral assignment of Landlord’s interest in the Lease, (iv) shall be for an initial term of not less than one year and contain a provision that such term shall be automatically renewed for successive one-year periods unless the issuer shall, at least 45 days prior to the scheduled expiration date, give Landlord notice of such nonrenewal, and (v) shall otherwise be in form and substance reasonably acceptable to Landlord. Notwithstanding the foregoing, the term of the Letter of Credit for the final period shall be for a term ending not earlier than the date thirty (30) days after the Expiration Date (as same may be extended in accordance with the terms and conditions of the Lease).

Landlord shall be entitled to draw upon the Letter of Credit for its full amount or any portion thereof if (a) Tenant shall fail to perform any of its obligations under the Lease after the expiration of any applicable notice and cure period, or fail to perform any of its obligations under the Lease and transmittal of a default notice is barred by applicable law, or fail to perform any of its obligations under the Lease and any applicable notice and cure period would expire prior to the expiration of the Letter of Credit, or (b) not less than 30 days before the scheduled expiration of the Letter of Credit, Tenant has not delivered to Landlord a new Letter of Credit in accordance with this Exhibit. Landlord may, but shall not be obligated to, apply the amount so drawn to the extent necessary to cure Tenant’s failure. Any amount drawn in excess of the amount applied by Landlord to cure any such failure shall be held by Landlord as a cash security deposit for the performance by Tenant of its obligations under the Lease. Any cash security deposit may be mingled with other funds of Landlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Landlord be liable to pay Tenant interest thereon. If Tenant shall fail to perform any of its obligations under this Lease, Landlord may, but shall not be obliged to, apply the cash security deposit to the extent necessary to cure Tenant’s failure. After any such application by Landlord of the Letter of Credit or cash security deposit, as the case may be, Tenant shall reinstate the Letter of Credit to the amount originally required to be maintained under the Lease, upon demand. Provided that Tenant is not then in default under the Lease, and no condition exists or event has occurred which after the expiration of any applicable notice or cure period would constitute such a default, within thirty (30) days after the expiration or sooner termination of the Term the Letter of Credit and any cash security deposit, to the extent not applied, shall be returned to the Tenant, without interest.

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In the event of a sale of the Building or lease, conveyance or transfer of the Building, Landlord shall transfer the Letter of Credit or cash security deposit to the transferee. Upon such transfer, the transferring Landlord shall be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the transferee solely for the return of said security. The provisions hereof shall apply to every transfer or assignment made of the security to such a transferee. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

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EXHIBIT I

FORM OF SNDA

RECORDING REQUESTED BY

AND WHEN RECORDED

RETURN TO:

SunAmerica Life Insurance Company

1 SunAmerica Center, 38th Floor

Los Angeles, CA 90067-6022

Attention: Keith C. Honig

Space Above This Line for Recorder’s Use

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE:	THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT CONFIRMS THAT YOUR LEASEHOLD ESTATE IN THE PROPERTY IS SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SUNAMERICA LIFE INSURANCE COMPANY’S DEED OF TRUST.

THIS AGREEMENT, made this          day of                     , 20    , by and among                         , a                                               (“Tenant”), having an address at                                     ,                             ,                              ,                             , a                                               (“Landlord”), having an address at                                              ,                         ,                          , and SunAmerica Life Insurance Company, an Arizona corporation (“Lender”), having an address at 1 SunAmerica Center, Los Angeles, CA 90067-6022.

RECITALS:

A. Landlord is the owner of the property commonly known as                                 ,                         ,                         , and more specifically described on Exhibit ‘A’ attached hereto (the “Premises”);

B. Landlord is the lessor and Tenant is the lessee under that certain unrecorded Lease Agreement dated                                 , as amended on                                          by                                  (collectively, the “Lease”) for a portion of the Premises commonly referred to as                                     ;

C. Landlord has made, executed and delivered to Lender a certain promissory note (the “Note”) secured by, among other things, a first lien Deed of Trust [or Mortgage (the “Deed of Trust [Mortgage]”) on the Premises;

D. The Lease has been or may be assigned by Landlord to Lender as further security for the Note;

E. It is a condition precedent to obtaining Lender’s consent to said Lease that the Deed of Trust shall unconditionally be and remain at all times a lien or charge upon the Premises prior and superior to the Lease;

F. Lender is willing to provide such consent to the Lease provided (i) the Deed of Trust is a lien or charge upon the Premises prior and superior to the lien or charge, if any, of the Lease, (ii) Tenant will specifically and unconditionally subordinate the Lease to the lien or charge of the Deed of Trust in favor of Lender and (iii) in the event of foreclosure, trustee’s sale or other proceeding to enforce the Deed of Trust or deed in lieu thereof, Tenant agrees to attorn to Lender and its successor and assigns;

G. Tenant is willing to execute the unrecorded Lease so long as Lender, on behalf of itself, its successors and assigns, whether by assignment, foreclosure, trustee’s sale, deed-in-lieu of foreclosure or otherwise, acknowledges the rights of Tenant in the unrecorded Lease, so long as Tenant is not then in default thereunder, and

H. It is to the mutual benefit of the parties hereto that Lender approve the Lease, and acknowledge for itself, its successors and assigns, and on the terms and conditions contained herein, Tenant’s right to the leasehold interest and Tenant agrees that the Deed of Trust securing the same is a lien or charge upon the Premises which is unconditionally prior and superior to the Lease.

NOW, THEREFORE, in consideration of the mutual promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Landlord, Tenant and Lender, intending to be legally bound hereby, covenant and agree as follows:

1. Tenant represents and warrants to Lender that the Lease has been duly authorized, executed and delivered by Tenant. Landlord and Tenant each represent and warrant to Lender that: (a) the Lease is in full force and effect, (b) except as expressly set forth in Recital B hereof, the Lease has not been modified or amended in any way, and (c) neither party to the Lease is in default with respect to such party’s obligations under the Lease as of the date of this Agreement.

2. The Deed of Trust and any and all terms, conditions and provisions thereof, all advances made or to be made thereunder, and any other amendments, modifications, renewals, extensions, alterations or replacements thereof are and shall unconditionally be and remain at all times a lien or charge upon the Premises prior and superior to the Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other lessee thereunder. The Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other lessee thereunder are hereby unconditionally subjected and made subordinate to the lien or charge of the Deed of Trust and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any amendments, modifications, renewals, extensions, alterations or replacements thereof.

3. As long as Tenant is in compliance with the terms of this Agreement and is not in default in the performance of its obligations under the Lease, which default has continued beyond any cure periods provided in the Lease or at law, the Lease shall not be terminated in connection with, or by reason of, foreclosure, trustee’s sale or other proceedings for the enforcement of the Deed of Trust, or by reason of a transfer of Landlord’s interest under the Lease pursuant to the taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure, nor shall Tenant’s use or possession of the Premises be interfered with, and the rights of Tenant under the Lease shall remain in full force and effect, except that the person acquiring or succeeding to the interests of Landlord as the result of any such action or proceeding and such person’s successors and assigns (any of the foregoing being hereinafter referred to as the “Successor”) shall not be:

(a) bound by any prepayment of rent paid more than thirty (30) days in advance of the due date or for any security deposit unless actually received by Successor and then limited to the amount of such security deposit actually received subject to all rights, privileges and benefits of Landlord set forth in the Lease with respect thereto;

(b) liable for any act or omission of any prior landlord (including, without limitation, Landlord) or for any claim for damages against any such prior landlord (including, without limitation, Landlord);

(c) subject to any offsets, defenses or counterclaims which Tenant may have against any prior landlord (including, without limitation, Landlord); or

(d) bound by any amendment or modification of the Lease made without the written consent of Lender.

4. If the interest of Landlord under the Lease shall be transferred by reason of any foreclosure, trustee’s sale or other proceeding for enforcement of the Deed of Trust or by deed in lieu thereof, then as long as the Tenant is not in default past any applicable cure periods provided in the Lease or at law, and except as provided in this Agreement, Successor shall be bound to Tenant, and Tenant shall be bound to Successor, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof (if any) with the same force and effect as if Successor were the original lessor under the Lease. Tenant does hereby attorn to Successor, including Lender if Lender becomes a Successor, as the lessor under the Lease, provided such Successor will not disturb the possession of Tenant and will be bound by all of the obligations imposed on Landlord by the Lease. Said attornment shall be effective and self-operative without the execution of any further instruments upon Successor’s succeeding to the interest of the lessor under the Lease. Tenant agrees to provide Successor a written confirmation of his attornment to Successor within ten (10) days after receipt of a written request therefor from Successor, but failure to receive such written confirmation from Tenant shall not derogate from Tenant’s obligations to Successor hereunder.

5. Upon the written request of either Successor or Tenant to the other given at the time of foreclosure, trustee’s sale or other proceeding for enforcement of the Deed of Trust or by deed in lieu thereof, the parties shall execute a lease of the Premises upon the same terms and conditions as the Lease between Landlord and Tenant, which Lease shall cover any unexpired term of the Lease existing prior to such foreclosure, trustee’s sale or conveyance in lieu thereof.

6. Notwithstanding anything to the contrary in the Lease, Tenant shall not terminate or cancel the Lease or the term thereof by reason of a default or breach by Landlord thereunder and shall not commence any action against Landlord or otherwise pursue any right or remedy against Landlord in consequence of a default or breach by Landlord under the terms and provisions of the Lease unless written notice by Tenant specifying such default is mailed to Lender at its address set forth above. Tenant further agrees that Lender shall have the right, but shall not be obligated, to cure such default on behalf of Landlord within thirty (30) days after receipt of such notice, or if such default cannot reasonably be cured in such 30-day period, Lender shall have the right to commence the cure of such default in such 30-day period and thereafter diligently pursue such cure until completed. Tenant further agrees not to invoke any of its remedies either express or implied, under the Lease (except in the case of emergency repairs) unless such default shall remain uncured at the expiration of the 30-day period after receipt of such notice of default, or if such default cannot reasonably be cured in such 30-day period, unless the cure of such default shall not be commenced within such 30-day period and thereafter prosecuted diligently to completion.

7. Tenant agrees that neither this Agreement nor the Deed of Trust shall, prior to Successor’s succession to Landlord’s interest in the Premises, through any foreclosure, trustee’s sale or other proceeding for enforcement of the Deed of Trust or by deed in lieu thereof, operate to place responsibility for the control, care, management or repair of the Premises upon Lender, or impose responsibility for the carrying out of the terms and conditions of the Lease, nor shall Lender be responsible for or liable for any waste committed on the Premises by any party whosoever or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in any damage to property or in any loss or injury or death to any person.

8. In the event that Lender notifies Tenant of any default under the Deed of Trust and demands that Tenant pay rent and all other sums due under the Lease to Lender, Tenant (waiving any proof of the occurrence of such event of default other than receipt of Lender’s notice) shall pay rent and all other sums due under the Lease directly to Lender. Any payments made to Lender by Tenant shall not affect or impair the other rights and remedies of Lender under the Deed of Trust or otherwise against Landlord. Any and all payments made to

Lender by Tenant pursuant to the foregoing shall be credited against Tenant’s rental obligations under the Lease regardless of whether Lender had the right to make such demand and regardless of any contrary demands which may hereafter be made by Landlord.

9. This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Lease to the lien or charge of the Deed of Trust in favor of Lender, and shall supersede and cancel, but only insofar as would affect the priority of the Lease as to such subjection or subordination, all other subjection or subordination agreements including, but not limited to, those provisions, if any, contained in the Lease which provide for the subjection or subordination of said Lease to a deed of trust or to a mortgage or mortgages.

10. This Agreement may not be modified except by any agreement in writing signed by the parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Deed of Trust, except as specifically set forth herein.

12. Tenant acknowledges that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement with respect to the Deed of Trust. In the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance, the terms and provisions hereof shall be controlling.

13. All notices, demands or requests made pursuant to, under or by virtue of this Agreement shall be in writing and delivered by hand, sent by an overnight courier service providing dated evidence of delivery or mailed by certified or registered mail, return receipt requested, to the person to whom the notice, demand or request is being made at its address set forth herein. Such notices shall be deemed to have been promptly given and received for all purposes (a) if hand delivered, effective upon delivery; (b) if mailed, by United States registered or certified mail, postage prepaid, return receipt requested, effective on date shown on the return receipt; or (c) if sent by Federal Express or other reliable express courier, effective on the next business day after delivery to such express courier service. Any person may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.

14. This Agreement shall be deemed to have been made in the State of California and shall be governed by the laws of the State of California. If any of the terms of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of any such terms to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15. In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys’ fees, costs and expenses incurred by the prevailing party.

16. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the day and year first above written.

LANDLORD:
,

By:

By:

Its:

TENANT:

By:

Its:

LENDER:

SunAmerica Life Insurance Company, an Arizona corporation

By:

Its: